Exhibit 99.4

IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA Case No. JURY TRIAL DEMANDED CLASS ACTION COMPLAINT FOR VIOLATION OF THE SECURITIES EXCHANGE ACT OF 1 934 Plaintiff Dale M. Wilson (“Plaintiff”), by his undersigned counsel, alleges upon personal knowledge as to himself and upon information and belief, based upon, among other things, his counsel’s investigation, as to all other allegations herein, as follows: SUMMARY OF THE ACTION 1. This is a shareholder class action, pursuant to Rule 23 of the Federal Rules of Civil Procedure, brought by Plaintiff, on behalf of himself and holders of the common stock of Rice Energy, Inc., (“Rice” or the “Company”), against Rice and Rice’s Board of Directors (the “Individual Defendants” or the “Board”), for their ongoing violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. §§78n(a) and 78t(a), and rules and regulations promulgated thereunder, including Rule 14a-9, 17 C.F.R. §240.14a-9, in connection with the proposed acquisition of Rice by EQT Corporation (“Parent” and together DALE M. WILSON, Individually and on behalf of all others similarly situated, Plaintiff, v. RICE ENERGY, INC., ROBERT F. VAGT, DANIEL J. RICE, IV, TOBY Z. RICE, DANIEL J. RICE, III, KATHRYN J. JACKSON, JAMES W. CHRISTMAS, JOHN MCCARTNEY, EQT CORPORATION, and EAGLE MERGER SUB I, INC. Defendants.

with its subsidiaries and affiliates, including without limitation Merger Sub, as hereinafter defined, “EQT”). 2. Rice describes itself as an independent natural gas and oil company focused on the acquisition, exploration and development of natural gas, oil and natural gas liquid properties in the Appalachian Basin. Rice operates in three business segments, which are managed separately due to their distinct operational differences. The Exploration and Production segment is engaged in the acquisition, exploration and development of natural gas, oil and natural gas liquids. The Rice Midstream Holdings segment is engaged in the gathering and compression of natural gas production in Belmont and Monroe Counties, Ohio. The Rice Midstream Partners segment is engaged in the gathering and compression of natural gas production in Washington and Greene Counties, Pennsylvania, and in the provision of water services to support the well completion services of Rice and third parties in Washington and Greene Counties, Pennsylvania and in Belmont County, Ohio. 3. On June 19, 2017, Rice and EQT jointly announced they had entered into a definitive agreement under which EQT will acquire all of the outstanding shares of Rice for 0.37 shares of EQT common stock and $5.30 in cash per share of Rice common stock (the “Proposed Transaction”) for an implied value of $27.04 per share. Upon completion of the Proposed Transaction, Rice will become a wholly owned indirect subsidiary of EQT. According to the joint press release, the Proposed Transaction is valued at approximately $6.7 billion, including Rice’s net debt. The Proposed Transaction is subject, among other things, to the approval of a majority of Rice shareholders. According to Defendants, the deal is expected to close in the fourth quarter of 2017. 4. The June 19, 2017 joint press release issued by RICE and EQT stated: 2

PITTSBURGH--(BUSINESS WIRE)--EQT Corporation (NYSE:EQT) and Rice Energy Inc. (NYSE:RICE) announce that they have entered into a definitive merger agreement under which EQT will acquire all of the outstanding shares of Rice common stock for total consideration of approximately $6.7 billion – consisting of 0.37 shares of EQT common stock and $5.30 in cash per share of Rice common stock. EQT will also assume or refinance approximately $1.5 billion of net debt and preferred equity. The transaction is expected to close in the fourth quarter of 2017, subject to customary closing conditions.

"This transaction brings together two of the top Marcellus and Utica producers to form a natural gas operating position that will be unmatched in the industry. Rice has built an outstanding company with an acreage footprint that is largely contiguous to our existing acreage, which will provide substantial synergies and make this transaction significantly accretive in the first year," said Steve Schlotterbeck, EQT's president and chief executive officer.

"Since the beginning of 2016, we have added more than 485,000 acres to our development portfolio and have achieved significant scale in the core of the Marcellus. We will now shift our focus from acquisitions to integration as we work to drive higher capital efficiency through longer laterals; reduce per unit operating costs through operational and G&A synergies; improve our sales portfolio by expanding access to premium markets; and deliver increased value to our shareholders," continued Schlotterbeck.

Daniel J. Rice IV, chief executive officer, Rice Energy, stated, "Natural gas is the key to a cleaner energy world; and the combination of Rice and EQT – two of the United States' largest, lowest-cost, and most responsible natural gas producers – creates an unparalleled leader in shale gas development that will benefit the environment and our shareholders for many decades to come."

As the vast majority of the acquired acreage is contiguous with EQT's existing acreage position, EQT anticipates a 50% increase in average lateral lengths for future wells located in Greene and Washington Counties in Pennsylvania. This same land synergy also complements the infrastructure footprint of EQT Midstream Partners, LP (NYSE:EQM), where growth opportunities are expected through drop-downs and additional organic projects. Already a leading producer in the Appalachian Basin, this acquisition will make EQT the largest natural gas producer in the United States.

Acquisition Highlights

	Acquisition	Post- Transaction
Core acres (net)		
Marcellus	187,000	670,000
Upper Devonian	64,000	149,000
PA & WV Utica	105,000	616,000
OH Utica	65,000	65,000

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Total undeveloped locations		
Marcellus	980	3,700
Upper Devonian	430	955
PA & WV Utica	630	3,680
OH Utica	280	280
2017E average sales volume (Bcfe/d)	1.3	3.6

EQT will also obtain Rice's midstream assets, including a 92% interest in Rice Midstream GP Holdings LP, which owns 100% of the general partner incentive distribution rights and 28% of the limited partner interests in Rice Midstream Partners LP (NYSE:RMP), and the retained midstream assets currently held at Rice. The retained midstream assets, which EQT intends to sell to EQM in the future through drop-down transactions, are expected to generate approximately $130 million of EBITDA in 2018. See the Non-GAAP Disclosures section for important information regarding the non-GAAP financial measures included in this news release.

The boards of directors of both companies have unanimously approved the transaction. Completion of the transaction is subject to the approval of both EQT and Rice shareholders, as well as certain customary regulatory and other closing conditions.

5. To induce Rice stockholders, including Plaintiff, to vote in favor of the Proposed Transaction, on July 27, 2017, Defendants filed, or caused to be filed, with the U.S. Securities and Exchange Commission (the "SEC"), a materially false and misleading Form S-4 Registration Statement (the "Proxy") in violation of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder.

6. Among other things, the Proxy contains the unanimous recommendation of the Board that Rice shareholders vote "for" the Proposed Transaction. However, as detailed herein, the Proxy misrepresents and omits material information concerning, among other things: (i) financial projections prepared by the Company's management; (ii) financial projections prepared by EQT's management; (iii) the valuation analyses performed by the Company's financial advisor, Barclays Capital, Inc. ("Barclays") in support of its fairness opinion; and (iv) the background and process that led to the Proposed Transaction. Without such material information,

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Plaintiff and other Rice shareholders, upon whose approval the Proposed Transaction is conditioned, are not able to assess the integrity of the process that led to the Proposed Transaction or the adequacy of the consideration being offered for their shares. 7. For these reasons, and as set forth in detail herein, Plaintiff seeks to enjoin the Proposed Transaction or, in the event the Proposed Transaction is consummated, recover damages resulting from Defendants’ violations of the Exchange Act. JURISDICTION AND VENUE 8. This Court has subject matter jurisdiction pursuant to Section 27 of the Exchange Act, 15 U.S.C. §78aa, and 28 U.S.C. §1331. 9. This Court has jurisdiction over each Defendant named herein because each Defendant is an individual or corporation who has sufficient minimum contacts with this District so as to render the exercise of jurisdiction by the District Court permissible under traditional notions of fair play and substantial justice. 10. Venue is proper pursuant to 15 U.S.C. §78aa and 28 U.S.C. §1391(b) because Defendants systematically transact business on a regular basis in this District and/or reside in this District, and a substantial part of the events and omissions giving rise to Plaintiff’s claims occurred in this District. PA R T I E S 11. Plaintiff is, and was at all times relevant hereto, a continuous stockholder of Rice. 12. Defendant Rice is incorporated in Delaware and maintains its principal executive offices at 2200 Rice Drive, Canonsburg, PA 15317. As of July 24, 2017, Rice had 213,395,392 shares of common stock outstanding, which are traded on the NYSE under the symbol “RICE.” 13. Defendant Robert F. Vagt has served as Rice’s Chairman since January 2014. 5

14. Defendant Daniel J. Rice, IV has served as Chief Executive Officer and director of Rice since October 2013. 15. Defendant Toby Z. Rice has served as director of Rice since October 2013. 16. Defendant Daniel J. Rice, III has served as a director of Rice since October 2013. 17. Defendant Kathryn J. Jackson has served as a director of Rice since April 2017. 18. Defendant James W. Christmas has served as a director of Rice since January 2014. 19. Defendant John McCartney has served as a director of Rice since March 2015. 20. Defendant EQT Corporation is a petroleum and natural gas exploration and pipeline company incorporated in Pennsylvania and headquartered in EQT Plaza in Pittsburgh, Pennsylvania. EQT is one of the largest natural gas exploration and production companies in Appalachia, with operations in Pennsylvania, West Virginia, Kentucky, Virginia, Texas and Ohio. EQT’s business activities include locating productive natural gas deposits; drilling wells to extract gas; and transporting gas through pipelines to transmission and distribution systems. 21. Defendant Eagle Merger Sub I, Inc. (“Merger Sub”) is a Delaware corporation headquartered in EQT Plaza in Pittsburgh, Pennsylvania and wholly-owned subsidiary of EQT. Pursuant to the Proposed Transaction, Merger Sub will merge with and into Rice, and immediately thereafter Rice will merge with and into another wholly owned indirect subsidiary of EQT with such indirect subsidiary surviving as a wholly owned subsidiary of EQT. C L A S S A C TI O N A L LE GA T I O N S 22. Plaintiff brings this action on his own behalf and as a class action pursuant to Rule 23 of the Federal Rules of Civil Procedure on behalf of all holders of Rice common stock entitled to vote whether to approve the Proposed Transaction (the “Class”). Excluded from the 6

Class are Defendants herein and any person, firm, trust, corporation, or other entity related to, affiliated with, or controlled by any of the Defendants. 23. The members of the Class are so numerous that joinder of all members is impracticable. As of July 24, 2017, Rice had 213,395,392 shares of common stock outstanding, which are actively traded on the NYSE under the symbol “RICE.” Although the exact number of Class members is not known to Plaintiff at this time, Plaintiff believes there are at least hundreds, if not thousands, of members of the proposed Class. Members of the Class can be identified from records maintained by Rice or its transfer agent, and can be notified of the pendency of this action by mail and publication using forms of notice similar to those customarily used in other actions of this nature. 24.Plaintiff’s claims are typical of the claims of the members of the Class as all members of the Class are similarly damaged by Defendants’ misconduct as complained of herein. Plaintiff does not have any interests that are in conflict with the interests of the Class. 25. Plaintiff will fairly and adequately represent and protect the interests of the Class and has retained counsel competent and experienced in litigation of this nature. 26. Common questions of law and fact exist as to all Class members and predominate over any questions solely affecting individual members of the Class. Among the common questions of law and fact are: a) Whether the Proxy misstates or omits material information with respect to the Proposed Transaction; b) Whether Defendants have violated Section 14(a) of the Exchange Act and Rule 14a-9 thereunder in connection with the Proposed Transaction; c) Whether the Individual Defendants are liable under Section 20(a) of the Exchange Act; and d) Whether Plaintiff and other members of the Class will suffer irreparable injury if the Proposed Transaction is consummated. 7

27. A class action is superior to all other available methods for the fair and efficient adjudication of this controversy. There will be no difficulty in the management of this action as a class action. 28. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual Class members that would establish incompatible standards of conduct for Defendants. In addition, adjudications with respect to individual Class members, as a practical matter, would be dispositive of the interests of the other members of the Class not parties to the individual adjudications. Defendants have acted on grounds that apply generally to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole. D E FE N D A N TS ’ W R ON GD O I N G The Defective Sales Process 29. The process pursuant to which the Board caused Rice to enter into the definitive agreement to be acquired by EQT, i.e. the Agreement and Plan of Merger by and among EQT, Merger Sub, and Rice dated June 19, 2017 (the “Merger Agreement”), was defective and tainted. And, to the detriment of the Company’s shareholders, the terms of the Merger Agreement substantively favor EQT and are calculated to dissuade other potential suitors from making a competing offer. 30. The Individual Defendants have all but ensured that another entity will not emerge with a competing proposal by agreeing to a “no solicitation” provision in the Merger Agreement that prohibits the Individual Defendants from soliciting alternative proposals and severely constrains their ability to communicate and negotiate with potential buyers who wish to submit or have submitted unsolicited alternative proposals. 8

31. Further, the Company must promptly advise EQT of any proposals or inquiries received from other parties. 32. Moreover, the Merger Agreement contains a highly restrictive “fiduciary out” provision permitting the Board to withdraw its approval of the Proposed Transaction under extremely limited circumstances, and grants EQT a “matching right” with respect to any superior proposal made to the Company. 33. Further locking up control of the Company in favor of EQT, the Merger Agreement provides for a “termination fee” of $255 million payable by the Company to EQT if the Individual Defendants cause the Company to terminate the Merger Agreement. 34. By agreeing to all of the deal protection devices, the Individual Defendants have locked up the Proposed Transaction and have precluded other bidders from making successful competing offers for the Company. 35. Additionally, Individual Defendants D. Rice III, D. Rice IV, D. Rice, and T. Rice, as well as the Rice Energy 2016 Irrevocable Trust and Rice Energy Holdings LLC, entered into a voting and support agreement, pursuant to which they have agreed to vote their Company shares in favor of the Proposed Transaction. Accordingly, such shares are already locked up in favor of the Proposed Transaction. The Materially Incomplete and Misleading Proxy 36. On July 27, 2017, Defendants caused the Proxy to be filed with the SEC in connection with the Proposed Transaction. The Proxy solicits the Company’s stockholders to vote in favor of the Proposed Transaction. Defendants were obligated to carefully review the Proxy before it was filed with the SEC and disseminated to the Company’s stockholders to ensure that it did not contain any material misrepresentations or omissions. However, the Proxy misrepresents and/or omits material information that is necessary for the Company’s 9 stockholders to make an informed decision concerning whether to vote in favor of the Proposed Transaction, in violation of Sections 14(a) and 20(a) of the Exchange Act. 37. The Proxy fails to provide material information concerning the financial projections prepared by the Company’s management. The Proxy provides projections for certain non-GAAP (Generally Accepted Accounting Principles) financial measures, including EBITDA, Cash Flow From Operations, Capital Expenditures, Adjusted EBITDA, and Adjusted Cash Flow From Operations. Proxy, 84-85. Despite disclosing that each of the figures above are non-GAAP measures, the Proxy fails to provide the values of the line items used in their respective calculations. See Proxy, 84-85 (defining the non-GAAP financial measures without providing the values of the line items disclosed). Moreover, the Proxy fails to provide a reconciliation of the non-GAAP financial measures to each measure’s respective most directly comparable GAAP measure. 38. First, the Proxy fails to disclose the values of the line items used to calculate EBITDA, including: (i) earnings, (ii) interest, (iii) taxes, and (iv) depreciation and amortization. Nor does the Proxy provide a reconciliation of EBITDA to the most directly comparable GAAP measure of net income. Proxy, 84. 39. Second, the Proxy fails to reconcile Cash Flow From Operations to its most directly comparable GAAP financial measure, or provide the values of the line items used in its calculation, including: (i) interest expense, and (ii) cash taxes. Proxy, 84-85. 40.Third, the Proxy fails to reconcile Capital Expenditures to its most directly comparable GAAP financial measure, or provide the values of the line items used in its calculation, including: (i) capital needed for drilling and completion activities, (ii) additions to leasehold, acquisitions and divestitures, and (iii) capital needed for both maintenance and growth of the midstream. Proxy, 84-85. 10

41. Fourth, the Proxy fails to disclose and define the values of the line items used to calculate Adjusted EBITDA. The Proxy notes that “Adjusted EBITDA reflects the EBITDA from the E&P segment, the EBITDA from the RMH segment and the cash distributions earned from the common units, subordinated units and incentive distribution rights Rice owns in RMP.” Proxy, 85. However, the Proxy neither accounts for any of the adjustments contemplated above, nor provides a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure of net income. Id. 42. Fifth, the Proxy fails to disclose and define the values of the line items used to calculate Adjusted Cash Flow From Operations. The Proxy notes that “Adjusted Cash Flow from Operations reflects the Cash Flow from Operations from the E&P segment, the Cash Flow from Operations from the RMH segment and the cash distributions earned from the common units, subordinated units and incentive distribution rights it owns in RMP.” Proxy, 85. However, the Proxy neither accounts for any of the adjustments contemplated above, nor provides a reconciliation of Adjusted Cash Flow From Operations to the most directly comparable GAAP measure. Id. 43. Similarly, the Proxy fails to provide material information concerning EQT’s management’s financial projections, which were provided to Rice’s Board and utilized by Barclays in opining that the Merger Consideration was fair to the Company’s stockholders. Proxy, 78-79. 44. Specifically, the Proxy discloses certain financial projections prepared by EQT’s management, including EBITDAX and Unlevered Free Cash Flow. However, the Proxy fails to provide the values of the line items used to render their respective calculations. Proxy, 81. Additionally, the Proxy fails to reconcile the above metrics to their most directly comparable GAAP measures. 11

45. With respect to EBITDAX, the Proxy fails to disclose the values of the line items used to calculate EBITDAX, including: (i) earnings, (ii) interest, (iii) taxes, (iv) depreciation and amortization, (v) exploration expense, (vi) unconsolidated upstream EBITDAX, and (vii) distributions from EQT GP Holdings, LP. Id. 46.With respect to Unlevered Free Cash Flow (“UFCF”), the Proxy fails to disclose the values of the line items used to calculate UFCF, including: (i) cash taxes, (ii) capital expenditures, (iii) distributions received vs. earned, (iv) proceeds from the sale of EQT GP Holdings, (v) LP units, (vi) changes in working capital, (vii) restricted stock and stock option expense, (viii) EQT funded portion of indemnity capital expenditures and principal payments received/(paid) on preferred interest. Id. This is particularly material here as stockholders are unable to discern the differences, if any, between UFCF and the undefined, and undisclosed, unlevered after-tax free cash flows as utilized by Barclays’ Discounted Cash Flow Analysis. See ¶ 49. 47. When a company discloses financial information prepared by its management that includes non-GAAP financial measures, as Rice does in the Proxy, it also must present: (1) “the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles (GAAP)” and (2) “[a] reconciliation (by schedule or other clearly understandable method), which shall be quantitative for historical non-GAAP measures presented, and quantitative, to the extent available without unreasonable efforts, for forward-looking information, of the differences between the non-GAAP financial measure disclosed or released with the most comparable financial measure or measures calculated and presented in accordance with GAAP . . . .” 17 C.F.R. §244.100(a) (Regulation G). 48.In addition, companies “shall not make public a non-GAAP financial measure that, taken together with the information accompanying that measure and any other 12 accompanying discussion of that measure, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the presentation of the non-GAAP financial measure, in light of the circumstances under which it was presented, not misleading.” 17 C.F.R. §244.100(b). 49. Indeed, the SEC has recently increased its scrutiny of the use of non-GAAP financial measures in communications with stockholders. Former SEC Chairwoman, Mary Jo White, recently stated that the frequent use by publicly traded companies of unique company-specific non-GAAP financial measures (as Rice and EQT included in the Proxy here), implicates the centerpiece of the SEC’s disclosures regime: In too many cases, the non-GAAP information, which is meant to supplement the GAAP information, has become the key message to investors, crowding out and effectively supplanting the GAAP presentation. Jim Schnurr, our Chief Accountant, Mark Kronforst, our Chief Accountant in the Division of Corporation Finance and I, along with other members of the staff, have spoken out frequently about our concerns to raise the awareness of boards, management and investors. And last month, the staff issued guidance addressing a number of troublesome practices which can make non-GAAP disclosures misleading: the lack of equal or greater prominence for GAAP measures; exclusion of normal, recurring cash operating expenses; individually tailored non-GAAP revenues; lack of consistency; cherry-picking; and the use of cash per share data. I strongly urge companies to carefully consider this guidance and revisit their approach to non-GAAP disclosures. I also urge again, as I did last December, that appropriate controls be considered and that audit committees carefully oversee their company’s use of non-GAAP measures and disclosures.1 50. The SEC has repeatedly emphasized that disclosure of non-GAAP projections can be misleading, and has therefore heightened its scrutiny of the use of such projections.2 Indeed, 1 Mary Jo White, Keynote Address, International Corporate Governance Network Annual Conference: Focusing the Lens of Disclosure to Set the Path Forward on Board Diversity, Non-GAAP, and Sustainability (June 27, 2016), https://www.sec.gov/news/speech/chair-white-icgn-speech.html. 2 See, e.g., Nicolas Grabar and Sandra Flow, Non-GAA Financial Measures: The SEC’s Evolving Views, Harvard Law School Forum on Corporate Governance and Financial Regulation 13

on May 17, 2016, the SEC's Division of Corporation Finance released new and updated Compliance and Disclosure Interpretations ("C&DIs") on the use of non-GAAP financial measures that demonstrate the SEC's tightening policy.[3] For example, "certain adjustments may violate Rule 100(b) of Regulation G because they cause the presentation of the non-GAAP measure to be misleading. For example, presenting a performance measure that excludes normal, recurring, cash operating expenses necessary to operate a registrant's business could be misleading." *Id.* at Question 100.01. Non-GAAP measures that are presented inconsistently between periods also may be misleading if the change and reason for the change is not disclosed. *Id.* at Question 100.02. Moreover, companies that utilize the non-GAAP measure "free cash flow" must clearly describe how this measure is calculated and provide a reconciliation. *Id.* at Question 102.07.

51. Mere days after filing the Proxy, in Rice's August 2, 2017 public press release reporting second quarter 2017 financial and operating results, the Company provided the following information with respect to the reconciliation of non-GAAP metrics:

(in thousands)	Three Months Ended June 30, 2017	Twelve Months Ended June 30, 2017
Adjusted EBITDAX reconciliation to net income:		
Net income	$ 137,249	$ 22,344
Interest expense	27,269	104,596
Depreciation, depletion and	145,904	487,300

(June 24, 2016), https://corpgov.law.harvard.edu/2016/06/24/non-gaap-financial-measures-the-secs-evolving-views/; Gretchen Morgenson, *Fantasy Math Is Helping Companies Spin Losses Into Profits*, N.Y. Times, Apr. 22, 2016, http://www.nytimes.com/2016/04/24/business/fantasy-math-is-helping-companies-spin-losses-into-profits.html?_r=0.

[3] *Non-GAAP Financial Measures, Compliance & Disclosure Interpretations*, U.S. SECURITIES AND EXCHANGE COMMISSION (May 17, 2017), https://www.sec.gov/divisions/corpfin/guidance/nongaapinterp.htm.

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amortization Amortization of intangible assets 406 1,631 Impairment of gas properties — 113,208 (Gain) loss on derivative instruments (1) (103,558) 81 Non-cash stock compensation expense 6,411 33,605 Income tax expense 33,917 18,000 Loss on embedded derivatives 15,417 15,417 Non-controlling interest attributable to midstream entities (33,858) (98,236) 1. The adjustments for the derivative fair value (gains) losses and net cash receipts on settled commodity derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDAX on a cash basis during the period the derivatives settled. Excluded from the above Adjusted EBITDAX reconciliation is the impact of non-controlling interest and the elimination of intercompany water revenues between Rice Energy subsidiaries and Rice Midstream Partners of $33.9 million and $17.1 million, respectively, for the three months ended June 30, 2017 and $98.2 million and $56.4 million, respectively, for the twelve months ended June 30, 2017. When including these impacts, our Further Adjusted EBITDAX is $280.5 million and $978.2 million for the three and twelve months ended June 30, 2017, respectively. Our consolidated net debt to last twelve months Further Adjusted EBITDAX ratio is 1.5x. Also included in the above reconciliation is the non-controlling interest attributable to Rice Energy Operating LLC, as we view 2. 15 Adjusted EBITDAX(2)$229,507$823,602 Other expense—6,508 Exploration expense7,10619,739 Non-cash incentive unit expense4,80020,462 Net cash (payments) receipts on settled derivative instruments (1)(17,390)39,863 Impairment of fixed assets—20,462 Acquisition expense2,4088,168 Amortization of deferred financing costs3,42610,454 our business on a fully diluted basis. * * * Three Months Ended June 30, 2017 Six Months Ended June 30, 2017 (in thousands) Net income $ 137,249 $ 135,760 Impairment of gas properties — 92,355 Net cash payments on settled derivative instruments (1) (17,390) (29,753) Loss on embedded derivatives 15,417 15,417 Adjusted net income attributable to Rice Energy Inc. (2) $ 42,560 $ 72,210 1. The adjustments for the derivative fair value (gains) losses and net cash receipts on settled commodity derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within adjusted net income on a cash basis during the period the derivatives settled. Excluded from the above Adjusted net income reconciliation is the impact of non-controlling interest of $33.9 million and $61.7 million for the three and six months ended June 30, 2017, respectively. 2. 52. By contrast, the Proxy offers no comparable reconciliation of any of the non-GAAP measures presented to induce Rice stockholders to vote in favor of the Proposed Transaction. 16 Income tax effect of reconciling items39,9001,219 Incentive unit expense4,8007,683 Gain on derivative instruments (1)(103,558)(88,779) Non-controlling interest attributable to midstream entities(33,858)(61,692) Reconciliation to net income attributable to Rice Energy Inc:

53. At the very least, the Company and EQT must disclose the line item projections for the financial metrics that were used to calculate the non-GAAP measures. Such projections are necessary to make the non-GAAP projections included in the Proxy not misleading. Indeed, the Defendants acknowledge that disclosing non-GAAP financial projections may mislead stockholders. For example, in reconciling certain historical financial metrics, the Proxy discloses: “Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP . . . Rice’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.” Proxy, 26. Notwithstanding this acknowledgement, the Proxy fails to provide a reconciliation of the non-GAAP measures included in the Company’s management’s financial projections, which are the financial metrics most important to the Company’s stockholders. 54. By causing the dissemination of the Proxy without reconciling the non-GAAP measures with their most comparable GAAP measures, the Defendants have violated Section 14(a) by failing to comply with Regulation G. Moreover, the Defendants have violated Section 14(a) by failing to comply with Rule 14a-9 because the omitted information renders the projections, and accompanying footnotes, set forth on pages 81 and 84-85 of the Proxy materially false and/or misleading. Defendants must correct the Proxy, as required by the SEC, by providing a reconciliation, and consequently the values of the line items, of each non-GAAP measure to its most directly comparable GAAP measure. 55. The Proxy also omits certain key inputs necessary for stockholders to assess the valuation analyses Barclays performed in support of their fairness opinion, rendering the summaries of such analyses in the Proxy incomplete and misleading. 56.With respect to Barclays’ Discounted Cash Flow Analysis, the Proxy indicates that Barclays calculated Rice’s estimated enterprise value range by utilizing the Company’s 17

“projected after-tax unlevered free cash flows for the fiscal period from April 1, 2017 through December 31, 2021 based on Rice’s projections[.]” Proxy, 109. 57. The Proxy, however, fails to disclose the projected values of unlevered, after-tax free cash flows. The Proxy also fails to reconcile after-tax unlevered free cash flows to its most directly comparable GAAP financial measure or provide the values of the line items used in its calculation, including: (i) tax-affected earnings, (ii) interest, (iii) preferred cash dividend, (iv) tax expense, (v) depreciation and amortization, (vi) capital expenditures, (vii) adjusting for changes in working capital. Proxy, 109. As a result of this omitted information, Barclay’s Discounted Cash Flow Analysis of Rice is materially misleading because stockholders are unable to determine whether the adjustments made by Barclays were in fact reasonable. 58. Similarly, the Proxy discloses that Barclays calculated EQT’s estimated enterprise value range by utilizing the Company’s “projected after-tax unlevered free cash flows for the fiscal period from April 1, 2017 through December 31, 2021 based on EQT’s management’s projections[.]” Proxy, 110. 59. The Proxy, however, fails to disclose the amount of after-tax unlevered free cash flows Barclays calculated in its analysis. The Proxy also fails to reconcile after-tax unlevered free cash flows to its most directly comparable GAAP financial measure, or provide the values of the line items used in its calculation, including: (i) tax-affected earnings, (ii) interest, (iii) tax expense, (iv) depreciation and amortization, (v) capital expenditures. Proxy, 110. Importantly, these unlevered after-tax free cash flows differ from UFCF as contemplated by EQT’s management’s projections. As a result of this omitted information, Barclay’s Discounted Cash Flow Analysis of EQT is materially misleading because stockholders are unable to determine whether the adjustments made by Barclays were in fact reasonable, nor can stockholders 18 determine whether the unlevered after-tax free cash flows utilized by Barclays differs from the UFCF defined under EQT’s management’s financial projections on page 82 of the Proxy. 60. The failure to disclose this material information renders Barclays’ opinion that the Proposed Transaction was fair and the enterprise value ranges included in Barclays’s analyses on pages 109-10 of the Proxy materially incomplete and misleading. These key inputs are material to Rice stockholders, and their omission renders Barclays’ Discounted Cash Flow Analyses incomplete and misleading. 61. As a highly-respected professor explained in one of the most thorough law review articles regarding the fundamental flaws with the valuation analyses bankers perform in support of fairness opinions, in a discounted cash flow analysis a banker takes management’s forecasts, and then makes several key choices “each of which can significantly affect the final valuation.” Steven M. Davidoff, Fairness Opinions, 55 Am. U.L. Rev. 1557, 1576 (2006). Such choices include “the appropriate discount rate, and the terminal value….” Id. As Professor Davidoff explains: There is substantial leeway to determine each of these, and any change can markedly affect the discounted cash flow value. For example, a change in the discount rate by one percent on a stream of cash flows in the billions of dollars can change the discounted cash flow value by tens if not hundreds of millions of dollars….This issue arises not only with a discounted cash flow analysis, but with each of the other valuation techniques. This dazzling variability makes it difficult to rely, compare, or analyze the valuations underlying a fairness opinion unless full disclosure is made of the various inputs in the valuation process, the weight assigned for each, and the rationale underlying these choices. The substantial discretion and lack of guidelines and standards also makes the process vulnerable to manipulation to arrive at the “right” answer for fairness. This raises a further dilemma in light of the conflicted nature of the investment banks who often provide these opinions. Id. at 1577-78 (emphasis added). 62.The information that has been omitted from Barclays’ financial analyses is clearly material to Rice’s stockholders, considering the Individual Defendants relied upon Barclays’ 19 fairness opinion in recommending that stockholders vote in favor of the Proposed Transaction. See Proxy, 76 (“The Rice board considered the financial analysis reviewed and discussed with representatives of Barclays, as well as the oral opinion of Barclays[,] . . . [that] the merger consideration to be offered to the holders of Rice common stock in the merger . . . .”). 63. Additionally, the Proxy presents two conflicting reports based upon the NYMEX oil and gas strip pricing: In preparing the prospective financial and operating information described below, the management team of EQT used the following price assumptions, which are based on NYMEX oil and gas strip pricing as of May 11, 2017: NYMEX 2017E 2018E 2019E 2020E 2021E Natural Gas ($/Mmbtu) $ 3.39 $ 3.14 $ 2.87 $ 2.86 $ 2.89 Proxy, 80. * * * In preparing the prospective financial and operating information for Rice and EQT described below, the management team of Rice used the following price assumptions, which are based on NYMEX oil and gas strip pricing as of May 11, 2017: NYMEX 2017E 2018E 2019E 2020E 2021E Natural Gas ($/Mmbtu) $ 3.42 $ 3.14 $ 2.87 $ 2.86 $ 2.89 Natural Gas Liquids ($/Bbl) $ 19.49 $ 19.89$ 19.94 $ 20.16 $ 20.53 Proxy, 84. 20 Crude Oil ($/Bbl)$48.73$49.73$49.85$50.41$51.34 Commodity Prices Crude Oil ($/Bbl)$49.77$49.73$49.85$50.41$51.34 Commodity Prices

64. Despite purportedly being based on the same objective third-party data, the 2017 Natural Gas and Crude Oil prices used by the Company to calculate management’s projections materially differ from the exact same 2017 Natural Gas and Crude Oil prices used by EQT in the calculation of its management’s projections. The misstatement of the NYMEX oil and gas strip pricing, and/or the reliance on false data,materially distorted the resulting projections and therefore misleads Rice stockholders as to the true value of both Rice and EQT common stock and makes any comparison between the two companies materially misleading. 65. The Proxy also omits material information concerning possible strategic alternatives to the Proposed Transaction. 66. In the afternoon of June 15, 2017, Company C contacted Barclays to advise that Company C “understood that Rice was close to reaching an agreement with EQT” and inquiring as to whether Rice would consider discussing a combination transaction with Company C. Proxy, 66. However, based on the disclosures in the Proxy, the most recent conversation with Company C was on August 1, 2016 – nearly a year prior to its June 15, 2017 contact with Barclays. Proxy, 61. 67. The Proxy omits any explanation as to how Company C acquired material, non-public, confidential information about the Proposed Transaction with EQT or whether and when there were further negotiations held between Rice and Company C following August 1, 2016. The Proxy Omits Material Information Concerning the Adequacy of the Compensation Offered for the Proposed Transaction 68. The Merger Consideration appears inadequate in light of the Company’s recent financial performance and prospects for future growth. Indeed, the Merger Consideration represents an approximate 10 percent discount to the Company’s, pre-merger announcement, 52-21 week high of $28.78 per share. Moreover, the Company appears to be positioned for future success as it has reported EBITDA growth of 34.35% and 83.70% in 2015 and 2016, respectively. 69. On May 3, 2017, the Company issued a press release wherein it reported its first quarter 2017 financial and operating results. Among other things, the Company reported that net production averaged 1,273 MMcfe/d, an 11% increase from the fourth quarter 2016. Rice Midstream Holdings LLC gathering throughput averaged 969 MDth/d, a 7% increase from the fourth quarter 2016. Adjusted EBITDAX was $244 million, a 21% increase relative to the fourth quarter 2016. Additionally, the Company announced a three-year outlook targeting 27% to 33% compound annual Appalachia net production growth through 2019. With respect to the results, Individual Defendant D. Rice IV commented: We are off to a great start in 2017 on our continued path to create long-term value for our shareholders. With the Vantage Energy acquisition complete, we delivered solid first quarter 2017 operational results into an improving gas price environment. Looking ahead, we are focused on generating best-in-class E&P results to achieve our three-year E&P targeted growth outlook. * * * I believe our target of over 2 Bcfe/d of 2019 net production offers a highly attractive risk-adjusted growth profile and executing this outlook will unlock significant value for our shareholders. We are targeting differentiated production growth and cash flow neutrality in 2019, a rare feat amongst E&P companies. This outlook is supported by core acreage, high returns, technical expertise, low leverage and significant hedges. 70. In its second quarter 2017 earnings call, EQT CEO Steven Schlotterbeck identified $10 billion of potential value gained through synergies in the Proposed Transaction – $3 billion more than the valuation of the Proposed Transaction. The Proxy omits any such calculation and consequently materially misrepresents key synergies which are necessary for a proper valuation of Rice. 22

71. Additionally, Rice recently purchased all of the assets held by Lola Energy LLC (“Lola”), which was founded by former EQT executives, in a series of transactions that were finalized in July. The Proxy omits any reference to the recent Lola acquisitions or the value the reportedly $180 million dollar deal added to Rice. 72. In sum, it appears that Rice is well-positioned for financial growth, and that the Proxy materially omits key acquisitions and synergies in determining whether the proposed compensation for the Company’s stockholders is adequate. These omissions are particularly material in light of the aforementioned 10 percent discount to Rice’s pre-merger announcement, 52-week high of $28.78 per share and its reported EBITDA growth of 34.35% and 83.70% in 2015 and 2016, respectively. The Company’s recent financial performance and prospects for future growth together with the Lola acquisitions and the omitted $10 billion of potential value gained through synergies in the Proposed Transaction, raise substantial questions as to the adequacy of the compensation offered for the Proposed Transaction. Moreover, in light of the foregoing, unless Defendants cure the omissions and misrepresentations concerning the companies’ managements’ forecasts and the banker’s valuation analyses Rice stockholders cannot properly assess the fairness of the Proposed Transaction for themselves and are unable to make an informed decision concerning whether to vote in favor of the Proposed Transaction. CLAIMS ALLEGED FIRST CAUSE OF ACTION Against All Defendants for Violations of Section 14(a) of the Exchange Act and Rule 14a-9 Promulgated Thereunder 73. Plaintiff repeats and realleges each allegation set forth herein. 74. As detailed herein, Defendants disseminated the false and misleading Proxy specified above, which contained statements that, at the time and in the light of the 23 circumstances under which they were made, were false and misleading with respect to material facts and which omitted to state material facts necessary in order to make the statements therein not false or misleading or necessary to correct earlier statements which had become false or misleading, in violation of Section 14(a) of the Exchange Act and SEC Rules promulgated thereunder, including SEC Rule 14a-9. 75. By the use of the mails and by means and instrumentalities of interstate commerce and the facility of a national securities exchange, Defendants solicited and permitted the use of their names to solicit proxies or consents or authorizations with respect to Rice’s common shares. 76. By virtue of their positions within the Company, the Individual Defendants were aware of this information and of their duty to disclose this information in the Proxy. The Proxy was prepared, reviewed, and/or disseminated by Defendants. The Proxy misrepresented and omitted material facts, including material information about the unfair sale process for the Company, the adequacy of the consideration offered in the Proposed Transaction, and the actual intrinsic value of the Company’s assets. Defendants were at least negligent in filing and disseminating the Proxy with these materially false and misleading statements and omissions. Defendants have also failed to correct the Proxy and cure these omissions/misrepresentations, which is also a violation of Section 14 of the Exchange Act and SEC Rules promulgated thereunder. 77. The omissions and false and misleading statements in the Proxy are material because a reasonable shareholder would consider them important in deciding whether to vote in favor of the Proposed Transaction. A reasonable investor would view a full and accurate disclosure as significantly altering the “total mix” of information made available in the Proxy and in other information reasonably available to shareholders. 24

78. Plaintiff has no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff be fully protected from immediate and irreparable injury, which Defendants’ actions threaten to inflict. SECOND CAUSE OF ACTION Against the Individual Defendants for Violation of Section 20(a) of the Exchange Act 79. Plaintiff repeats and realleges each allegation set forth herein. 80. The Individual Defendants acted as controlling persons of Rice within the meaning of Section 20(a) of the Exchange Act, as alleged herein. By virtue of their positions as officers and directors of Rice and their participation in and awareness of the Company’s business and operations and their intimate knowledge of the materially false and misleading statements and omissions in the Proxy filed with the SEC, they had the power to influence and control, and did influence and control, directly or indirectly, the decision-making of the Company, including the content and dissemination of the various statements that Plaintiff contends are materially false and misleading. 81. Each of the Individual Defendants was provided with, or had access to, copies of the Proxy and other statements alleged by Plaintiff to be materially false and misleading prior to, or shortly after, those statements were issued and had the ability to prevent the issuance of the statements or to cause the statements to be corrected. 82. In particular, each of the Individual Defendants had, and continues to have, direct and supervisory involvement in the Company’s day-to-day operations and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the securities violations as alleged herein, and exercised the same. Among other things, the Proxy at issue contains the unanimous recommendation of the Individual Defendants to approve the Proposed Transaction. Thus, they were directly involved in the making of that document. 25

83. In addition, as the Proxy sets forth at length and as described herein, each of the Individual Defendants was involved in negotiating, reviewing, and approving the Proposed Transaction. The Proxy purports to describe the various issues and information that the Individual Defendants reviewed and considered – descriptions which had input from the Individual Defendants. 84. By virtue of the foregoing, each of the Individual Defendants has violated Section 20(a) of the Exchange Act. 85. Plaintiff has no adequate remedy at law. REQUEST FOR RELIEF WHEREFORE, Plaintiff respectfully requests that this Court enter judgment and preliminary and permanent relief, including injunctive relief, in Plaintiff’s favor and against Defendants as follows: A. Declaring that this action is properly maintainable as a Class action and certifying Plaintiff as the Class representative; B. Enjoining Defendants, their agents, counsel, employees, and all persons acting in concert with them from consummating the Proposed Transaction unless and until Defendants disclose, completely and accurately, the material information concerning the Proposed Transaction that is now misstated in, or omitted from, the Proxy; C. Rescinding, to the extent already implemented, the Proposed Transaction or any of the terms thereof, or granting Plaintiff damages; D. Directing the Individual Defendants to account to Plaintiff for all damages suffered as a result of the wrongdoing; E. Awarding Plaintiff the costs and disbursements of this action, including reasonable attorneys’ and experts’ fees; and 26

F. Granting such other and further equitable relief as this Court may deem just and proper. JU R Y D E MA N D Plaintiff demands a jury trial on all issues and in all proceedings so triable. Dated: August 11, 2017 Respectfully submitted, LAW OFFICE OF ALFRED G. YATES, JR., P.C. By: /s/ Alfred G. Yates, Jr. OF COUNSEL: Alfred G. Yates, Jr. (PA17419) Gerald L. Rutledge (PA62027) 300 Mt. Lebanon Boulevard Suite 206-B Pittsburgh, PA 15234-1507 Telephone: (412) 391-5164 Facsimile: (412) 471-1033 yateslaw@aol.com BROWER PIVEN A Professional Corporation Daniel Kuznicki 475 Park Avenue South, 33rd Floor New York, New York 10016 Telephone: 212-501-9000 kuznicki@browerpiven.com Attorneys for Plaintiff Dale M. Wilson 27

PLAINTIFF'S CERTIFICATION Dale M. Wilson, ("Plaintiff') declares that: I have reviewed the accompanying complaint and have authorized its filing. Plaintiff did not purchase the security that is the subject of this action at the 1. 2. direction of plaintiff's counsel or in order to participate in this private action. Plaintiff is willing to serve as a representative party on behalf of the class, 3. including providing testimony at deposition and trial, if necessary. Plaintiff wants to serve as a lead plaintiff in this litigation either individually or as part of a group, and Plaintiff understands that a lead plaintiff is a representative party who must act on behalf of and in the best interests of other class members in directing the action. If Plaintiff is appointed as lead plaintiff individually or as part of a group, Plaintiff is ready, willing and able to diligently fulfill the obligations of a lead plaintiff and representative party. Plaintiff currently owns 700 shares of Rice Energy Inc. During the three years prior to the date of this Certification, Plaintiff has not 4. 5. sought to serve or served as a representative party for a class under the federal securities laws. 6. Plaintiff will not accept any payment for serving as a representative party on behalf of the class beyond the Plaintiff's pro rata share of any recovery, except such reasonable costs and expenses (including lost wages) directly relating to the representation of the class as ordered or approved by the court. Plaintiff understands that this is not a claim form and that Plaintiff's ability tQ share in any recovery as a member of the class is unaffected by Plaintiff's decision to serve as a representative party. Plaintiff has chosen to seek involvement in this litigation as a Lead Plaintiff in order to choose which counsel will represent Plaintiff and the class. 1declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct. Executed this _i_ day of A U & u 5 T 2017. /)aA Signature Brower Piven, A Professional Corporation 1925 Old Valley Road Stevenson, Maryland 21153 Telephone: 410-332-0030 Facsimile: 410-685-1300 www.browerpiven.com

CIVIL COVER SHEET (SEE INSTRUCTIONS ON NEXT PAGE OF THIS FORM.) ff IV. NATURE OF SUIT (Place an “X” in One Box Only) V. ORIGIN (Place an “X” in One Box Only) (specify) VII. REQUESTED IN DEMAND $ CLASS ACTION COMPLAINT: JURY DEMAND: VIII. RELATED CASE(S) IF ANY (See instructions): FOR OFFICE USE ONLY VI. CAUSE OF ACTION (Do not cite jurisdictional statutes unless diversity) CONTRACT TORTS FORFEITURE/PENALTY BANKRUPTCY OTHER STATUTES PERSONAL INJURYPERSONAL INJURY PERSONAL PROPERTY PROPERTY RIGHTS LABOR SOCIAL SECURITY REAL PROPERTY CIVIL RIGHTS P RISONER PETITIONS FEDERAL TAX SUITS Habeas Corpus: Other: IMMIGRATION I. (a) PLAINTIFFS (b) (EXCEPT IN U.S. PLAINTIFF CASES) (c)(Firm Name, Address, and Telephone Number) DEFENDANTS (IN U.S. PLAINTIFF CASES ONLY) (If Known) II. BASIS OF JURISDICTION (Place an “X” in One Box Only) (U.S. Government Not a Party) (Indicate Citizenship of Parties in Item III) III. CITIZENSHIP OF PRINCIPAL PARTIES (Place an “X” in One Box for Plainti (For Diversity Cases Only)and One Box for Defendant) PTFDEFPTFDEF or and

JS 44AREVISED June, 2009
IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA
THIS CASE DESIGNATION SHEET MUST BE COMPLETED

PART A

This case belongs on the (○ Erie ○ Johnstown ◉ Pittsburgh) calendar.

1. **ERIE CALENDAR** - If cause of action arose in the counties of Crawford, Elk, Erie, Forest, McKean. Venang or Warren, OR any plaintiff or defendant resides in one of said counties.

2. **JOHNSTOWN CALENDAR** - If cause of action arose in the counties of Bedford, Blair, Cambria, Clearfield or Somerset OR any plaintiff or defendant resides in one of said counties.

3. Complete if on **ERIE CALENDAR**: I certify that the cause of action arose in________ County and that the ________________ resides in______________ County.

4. Complete if on **JOHNSTOWN CALENDAR**: I certify that the cause of action arose in ______________County and that the__________resides in ______________County.

PART B (You are to check ONE of the following)

1. ◉ This case is related to Number 2:17-cv-01019-NBF . Short Caption Assad v. Rice Energy, et al.
2. ○ This case is not related to a pending or terminated case.

DEFINITIONS OF RELATED CASES:

CIVIL: Civil cases are deemed related when a case filed relates to property included in another suit or involves the same issues of fact or it grows out of the same transactions as another suit or involves the validity or infringement of a patent involved in another suit EMINENT DOMAIN: Cases in contiguous closely located groups and in common ownership groups which will lend themselves to consolidation for trial shall be deemed related.
HABEAS CORPUS & CIVIL RIGHTS: All habeas corpus petitions filed by the same individual shall be deemed related. All pro se Civil Rights actions by the same individual shall be deemed related.

PARTC

I. CIVIL CATEGORY (Select the applicable category).

1. ◉ Antitrust and Securities Act Cases
2. ○ Labor-Management Relations
3. ○ Habeas corpus
4. ○ Civil Rights
5. ○ Patent, Copyright, and Trademark
6. ○ Eminent Domain
7. ○ All other federal question cases
8. ○ All personal and property damage tort cases, including maritime, FELA, Jones Act, Motor vehicle, products liability, assault, defamation, malicious prosecution, and false arrest
9. ○ Insurance indemnity, contract and other diversity cases.
10. ○ Government Collection Cases (shall include HEW Student Loans (Education), V A Overpayment, Overpayment of Social Security, Enlistment Overpayment (Army, Navy, etc.), HUD Loans, GAO Loans (Misc. Types), Mortgage Foreclosures, SBA Loans, Civil Penalties and Coal Mine Penalty and Reclamation Fees.)

I certify that to the best of my knowledge the entries on this Case Designation Sheet are true and correct

/s/ Alfred G. Yates, Jr. (PA17419)

Date: August 11, 2017

ATTORNEY AT LAW

NOTE: ALL SECTIONS OF BOTH FORMS MUST BE COMPLETED BEFORE CASE CAN BE PROCESSED.